UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2014

QLT Inc.

(Exact name of Registrant as Specified in its Charter)

British Columbia, Canada	000-17082	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

887 Great Northern Way, Suite 250, Vancouver, B.C.

Canada, V5T 4T5

(Address of Principal Executive Offices)

(604) 707-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Effective on March 17, 2014, QLT Inc. (“QLT” or the “Company”) and TOLMAR Holding, Inc. (“TOLMAR”) entered into a consent and amendment (the “Consent and Amendment Agreement”) to the stock purchase agreement between QLT and TOLMAR dated as of October 1, 2009 (the “2009 Stock Purchase Agreement”).

As previously reported, pursuant to the 2009 Stock Purchase Agreement, QLT sold all of the shares of its wholly-owned U.S. subsidiary, QLT USA, Inc. (now TOLMAR Therapeutics Inc. (“TTI”)) to TOLMAR for up to an aggregate US$230 million. Under the 2009 Stock Purchase Agreement, QLT received US$20 million on closing and US$10 million on October 1, 2010, and is entitled to future consideration payable quarterly in amounts equal to 80% of the royalties paid under the license agreement with Sanofi Synthelabo Inc. (the “Sanofi License”) and the license agreement with MediGene Aktiengesellschaft, which, effective March 1, 2011, was assigned to Astellas Pharma Europe Ltd. (the “MediGene License”). Under the 2009 Stock Purchase Agreement, the Company is entitled to these quarterly payments until the earlier of the receipt of aggregate contingent consideration of $200 million or October 1, 2024. As of March 17, 2014, QLT was entitled to receive up to an additional $26,988,732.02 in contingent consideration (the “Contingent Consideration Balance”) under the 2009 Stock Purchase Agreement.

Pursuant to the Consent and Amendment Agreement, among other things:

(i)	TOLMAR requested QLT’s consent to certain transactions, that if consummated, would affect the Sanofi License and which would require QLT’s consent;

(ii)	In exchange for QLT’s consent, QLT received $17,000,000 (the “Sanofi Prepayment”), as a pre-payment, in part, of the Contingent Consideration Balance, such Sanofi Prepayment representing payment in full satisfaction of TOLMAR’s obligations under the 2009 Stock Purchase Agreement with respect to the payment of royalties under the Sanofi License. The remaining $9,988,732.02 of the Contingent Consideration Balance will be satisfied from amounts received under the MediGene License; and

(iii)	TOLMAR and its parent corporation, Dodley International Ltd., have guaranteed to QLT payment of the remaining Contingent Consideration Balance on or before November 30, 2014.

The information in this Item 8.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 8.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC.

Date: March 21, 2014	By:	/s/ Sukhi Jagpal
	Name:	Sukhi Jagpal
	Title:	Chief Financial Officer